SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 23, 2012

Orbit/FR, Inc.
(Exact Name of Issuer as Specified in Charter)

Delaware	0-22583	23-2874370
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

506 Prudential Road, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

 (215) 674-5100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.	Other Events.

On May 21, 2012, the board of directors (the “Board”) of Orbit/FR, Inc. (the “Company”), approved the deregistration of the Company’s common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the suspension of the Company’s reporting obligations under Section 13(a) and 15(d) of the Exchange Act (the “Deregistration”). The Company intends to file a Form 15 with the Securities and Exchange Commission (the “SEC”) on or about May 30, 2012 to effect the Deregistration. Upon the filing of the Form 15, the Company’s obligation to file periodic and current reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be immediately suspended. In addition, effective May 30, 2012, the Company’s common stock will no longer be eligible for quotation on the OTC Bulletin Board.

On May 23, 2012, the Company issued a press release announcing its intention to effect the Deregistration. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Information and Exhibits.

(d) Exhibits
99.1	Press Release, dated May 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2012

ORBIT/FR, INC.

By: /s/ Per O. Iversen
	Name:	Per O. Iversen
	Title:	President and Chief Executive Officer